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                                                                     EXHIBIT 5.1

                     SATTERLEE STEPHENS BURKE & BURKE LLP
                                230 Park Avenue
                            New York, New York 10169



                                         September 8, 1997


Medarex, Inc.
1545 Route 22 East
Annandale, NJ 08801


          Re:  Medarex, Inc. - Registration Statement on Form S-4
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Gentlemen:

          We have acted as counsel to Medarex, Inc., a New Jersey corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (including the proxy statement and prospectus forming a part thereof) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of up to 14,246,575 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") in connection with the merger (the "Merger") of Medarex Acquisition Corp. ("Sub") with and into GenPharm International, Inc. ("GenPharm") pursuant to an Amended and Restated Agreement and Plan of Reorganization dated as of May 5, 1997 (the "Merger Agreement") by and among the Company, Sub and GenPharm. As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Shares.

          We have examined the Company's Restated Certificate of Incorporation, as amended; the Company's Amended and Restated By-Laws; minutes of the Company's corporate proceedings, as made available to us by officers of the Company; an executed copy of the Registration Statement, as amended through the date hereof, and all schedules and exhibits thereto in the form filed with the Securities and Exchange Commission; and such matters of law deemed necessary by us in order to deliver this opinion. In the course of such examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf
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of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied, without investigation, upon certificates of officers and employees of the Company who we believe to be reliable, and upon certificates, telegrams and other documents from, and oral conversation with, public officials.

          Based upon the foregoing, we are of the opinion that the Shares when issued and delivered in accordance with the terms of the Merger Agreement will be duly and validly authorized and legally issued, fully paid and non-assessable with no personal liability attaching to ownership thereof.

          We understand that this opinion is to be filed as an exhibit to the Registration Statement. We consent to such filing and to the use of our name in the Prospectus included therein under the caption "Legal Matters."

                              Very truly yours,

                              SATTERLEE STEPHENS BURKE & BURKE LLP